UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 14, 2007
Builders FirstSource, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-51357 (Commission File Number)	52-2084569 (IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
(Address of Principal Executive Offices, Including Zip Code)
(214) 880-3500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On December 14, 2007, Builders FirstSource, Inc. (the “Company”) entered into a new $350 million revolving credit facility (the “Facility”) jointly arranged by Wachovia Capital Markets, LLC and UBS Investment Bank with a consortium of banks led by Wachovia Bank, N.A. as Administrative Agent. Also participating in the Facility was General Electric Capital Corporation.
The Facility provides for a $350 million revolving credit line which is available for working capital and general corporate purposes. The available borrowing capacity, or borrowing base, is derived primarily from a percentage of the Company’s eligible accounts receivable and inventory, as defined by the agreement. Direct borrowings under the Facility bear interest at a margin over the base rate or Eurodollar rate. Loans are secured by substantially all assets of the Company, primarily accounts receivable and inventory, and are guaranteed by the Company and certain of our subsidiaries.
The Facility, which is scheduled to mature approximately five years from the execution of the agreement, replaces our existing $110 million long-term revolver, which was scheduled to mature in February 2010, and our $15 million pre-funded letter of credit facility, which was scheduled to mature in August 2011.
The foregoing summary of the Facility is qualified in its entirety by the terms and conditions set forth in the Facility, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1. The Credit Agreement is incorporated herein by reference.

ITEM 1.02.	Termination of a Material Definitive Agreement
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 1.02.
A description of the $110 million long-term revolver and our $15 million pre-funded letter of credit facility is contained in the Company’s Annual Report on Form 10-K and is incorporated by reference in its entirety in this Item 1.02.

ITEM 2.03.	Creation of a Direct Financial Obligation
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 2.03.

ITEM 9.01.	Financial Statements and Exhibits.
(c) Exhibits.
(See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
	By:	/s/ Donald F. McAleenan
		Name:	Donald F. McAleenan
Dated: December 19, 2007		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Loan and Security Agreement by and among Builders FirstSource, Inc. and certain of its Subsidiaries as Guarantors, Wachovia Bank National Association as administrative agent, UBS Securities LLC as syndication agent, and General Electric Capital Corporation as documentation agent and Wachovia Capital Markets LLC and UBS Securities LLC as joint arrangers and joint lead bookrunners dated December 14, 2007

99.1	Press release dated December 17, 2007 announcing the execution of a new $350 million five year revolving credit facility